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Document Number: 1
File Name: villagedividend.txt
Type: 8-K
Description: VILLAGE SUPER MARKET, INC. DECLARES QUARTERLY DIVIDEND
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                             VILLAGE SUPER MARKET, INC.
                                 EXECUTIVE OFFICES
                                733 Mountain Avenue
                            Springfield, New Jersey 07081
                               Phone:  (973) 467-2200
                                Fax:  (973) 467-6582


                             VILLAGE SUPER MARKET, INC.
                            DECLARES QUARTERLY DIVIDEND


Contact:     Kevin Begley, CFO
             (973) 467-2200, Ext. 220
             Kevin.Begley@wakefern.com


Springfield, New Jersey - June 11, 2010 - The Board of Directors of Village Super Market, Inc. (NSD-VLGEA) declared quarterly cash dividends of $.25 per Class A common share and $.1625 per Class B common share. The dividends will be payable on July 22, 2010 to shareholders of record at the close of business on July 1, 2010.

Village Super Market operates a chain of 26 supermarkets under the ShopRite name in New Jersey and eastern Pennsylvania.